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                                                                   EXHIBIT 10.10

                     ASSIGNMENT, ASSUMPTION AND ACCEPTANCE
                           OF AGREEMENT FOR PRODUCTS

This Assignment, Assumption and Acceptance of Agreement for Products dated as of this 14 day of July, 1999 ("Assignment") is made by and between U S WEST Communications, Inc., with offices for transaction of business located at 700 West Mineral Avenue, Littleton, Colorado 80120 ("Customer"), E/O Networks, Chapter 11 Debtor-in Possession, with offices for transaction of business located at 4010 Point Eden Way, Hayward, California 94545 ("Assignor"), and GoDigital Telecommunications Inc., with offices for transaction of business located at 41305 Albrae Street, Fremont, California 94538 ("Assignee"). Customer, Assignor and Assignee are collectively referred to herein as the "Parties." This Assignment shall be effective as of, and conditioned upon, the closing of the transaction contemplated by the Asset Purchase Agreement (hereinafter defined) (the "Effective Date"), and shall have no effect whatsoever in the event that the transactions contemplated by the Asset Purchase Agreement do not close.

                                   RECITALS

     1. Assignor and Assignee are parties to an Asset Purchase Agreement dated June 2, 1999 pursuant to which Assignor agreed to sell, transfer, and assign to Assignee certain of its assets and liabilities as set forth more fully therein (the "Asset Purchase Agreement").

     2. In conjunction with the Asset Purchase Agreement, Assignor and Assignee desire to effectuate the assignment to and assumption by Assignee of the Agreement for Products 9600050412 between Assignor and Customer dated September 26, 1996, as amended (the "Agreement"). Upon the Effective Date, Assignee and Assignor will be fully empowered to take such actions as are necessary to effectuate such assignment and assumption by entering into this Assignment.

     3. Customer desires to consent to the assignment of the Agreement, as required by Section 27 thereof.

     4. Assignee and Customer desire to extend the Agreement for five months for the purpose of providing Assignee and Customer time to negotiate a new contract between the Customer and the Assignee and Assignor is willing to accommodate Assignee and Customer in this regard.

                                   AGREEMENT

In consideration of the mutual representations, promises, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

     1.   The foregoing Recitals are true and correct as stated.

     2. Effective as of the Effective Date, Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor, all of the rights and obligations of Assignor in and to the Agreement. On the Effective Date, Assignor shall automatically be released and relieved of and from any further liability or obligation under the Agreement (as extended hereby) in the manner provided in Section 365 of the United States Bankruptcy Code. Notwithstanding the foregoing, as between Assignor and Assignee, nothing in this Agreement shall in any way affect the rights and obligations of Assignor and Assignee under
          Section 1.2(a) of the Asset Purchase Agreement.

     3. Unless otherwise notified, all payments should be made to the address provided on the invoice. Invoices will originate from E/O Networks prior to the Effective Date, and from GoDigital Telecommunications after the Effective Date.

     4. Assignor and Customer hereby represent and warrant that the documents attached hereto as Exhibit A constitute a complete and correct copy of the Agreement and the Agreement has not been modified in any respect except as set forth on Exhibit A. Customer hereby represents and warrants to Assignor and Assignee that as of the date of this Assignment, there are no defaults on Assignor's part under the Agreement. Assignor represents and warrants to Assignee and Customer that, to the actual knowledge
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          of Assignor's executive staff as of the date of this Assignment, there are no defaults on Customer's part under the Agreement.

     5. Customer hereby (a) consents to this Assignment and the assignment and assumption contemplated hereby, provided however, that this consent shall only apply to the assignment of the Agreement to GoDigital Telecommunications, Inc. and, in the event that the closing of the transaction contemplated by the Asset Purchase Agreement does not occur, this consent shall be withdrawn and shall not apply to the assignment of the Agreement to any other party and (b) agrees that upon the Effective Date, the Agreement shall be and continue to remain in full force and effect and Customer waives any right it may have to terminate the Agreement based upon or arising out of any defaults existing prior to the Effective Date (including any right to terminate the Agreement based upon or arising out of the bankruptcy of Assignor).

     6. As of the Effective Date the Term of the Agreement is hereby extended to December 31, 1999.

     7. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. All notices, requests, demands, claims, and other communications hereunder shall be in writing made as set fort in Section 40 of the Agreement, except that notices to Supplier shall be addressed to Assignee at the address set forth above, attention Frank Akers.



                            [Signatures to follow.]

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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above


     CUSTOMER:

     U S WEST Communications, Inc.

           /s/ Gary Patterson
     By:   ------------------------------

           Supplier Manager
     Its:  ------------------------------

           7-19-99
     Date: ------------------------------

     ASSIGNOR:

     E/O Networks
     Chapter 11 Debtor and
     Debtor-in Possession

     By:   /s/ L. Hutchinson
           ------------------------------

     Its:  President & CEO
           ------------------------------

     Date: 7/14/99
           ------------------------------

     ASSIGNEE:

     GoDigital Telecommunications, Inc.

     By:   /s/ Frank I. Akers
           ------------------------------

     Its:  President and CEO
           ------------------------------

     Date: July 14, 1999
           ------------------------------


   [Signature page to Assignment, Assumption and Acceptance of Agreement for
                                   Products]

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